Jeffrey Simon
                                                         Senior Vice President
                                                         Investor Relations
                                                         (973) 535-5911

FROM:  THE CIT GROUP, INC.
       1211 AVENUE OF THE AMERICAS
       NEW YORK, NY  10036

FOR IMMEDIATE RELEASE

            THE CIT GROUP ANNOUNCES RECORD SECOND QUARTER NET INCOME
           OF $96.3 MILLION, $.59 PER SHARE AND RECORD SIX MONTH NET
                   INCOME OF $188.2 MILLION, $1.16 PER SHARE

        NEW YORK, NEW YORK, AUGUST 5, 1999 --- The CIT Group, Inc. (NYSE: CIT) today announced record second quarter net income of $96.3 million, up from $83.7 million for the same period of 1998. Six month earnings totaled a record $188.2 million, up from $165.4 million in 1998.

        Earnings per diluted share for the second quarter of 1999 were $.59, up 15.7% from $.51 for the second quarter of last year, with six month earnings per diluted share increasing 14.9% to $1.16 from $1.01. The strong 1999 earnings were driven by higher portfolio growth, notably a very strong year over year increase in commercial financing and leasing assets, continued high credit quality, and further improvements in operating efficiency.

        "I am extremely pleased with our second quarter performance. The strong 3,200 member team at CIT continued its focus on generating solid internal growth, and managing credit exposure and expenses, while developing new growth strategies. We maintained our emphasis on core operating fundamentals and made strides in improving consumer finance operating efficiencies," said Albert
R. Gamper, Jr., CIT President and Chief Executive Officer. "During the quarter, we completed several significant value creating initiatives. We acquired a factoring operation from Congress Financial Corp. that has already been converted onto our servicing platform. We entered into contracts to purchase at least 40 new commercial aircraft beginning in 2000 from both Airbus and Boeing. We aligned some of our business franchises into strategic business groups to further improve our already strong operating efficiency. Our increasing growth and strong financial performance along with the completion of these initiatives further demonstrates the strengths and diversity of CIT."

Financial Highlights:

        Total managed assets increased to $28.4 billion at June 30, 1999, up 18.7% from $23.9 billion a year ago, and up 8.3% from $26.2 billion at December 31, 1998. Commercial financing and leasing assets grew to $20.2 billion, up approximately $3.4 billion or 20.5% from June 30, 1998 and $1.8 billion or 9.8% from year-end 1998. Consumer managed assets increased to $8.1 billion, up approximately $1.0 billion or 14.4% from $7.1 billion a year ago and up 4.9% from December 31, 1998.

        Net finance income improved to $273.6 million in the second quarter compared with $240.4 million in the second quarter of 1998. Second quarter 1999 net finance income as a percentage of average earning assets was 4.72%


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

compared to 4.79% in the second quarter of 1998.

        Fees and other income for the second quarter of 1999 increased to $74.8 million, up 23.2% from $60.7 million for the second quarter of 1998 due to increased gains on sales of equipment coming off lease as well as continued strong growth in factoring and lending fees.

        Salaries and general operating expenses for the second quarter of 1999 totaled $113.0 million, up 8.7% from $104.0 million for the second quarter of 1998 as a result of the factoring acquisition and continued portfolio growth and product expansion in the commercial financing and leasing businesses. The efficiency ratio improved to 39.7% in the 1999 second quarter from 40.6% in the same quarter of 1998. Salaries and general operating expenses as a percentage of average managed assets improved to 1.74% for the second quarter of 1999 compared to 1.86% in the same quarter of 1998. These improvements reflect ongoing productivity initiatives, particularly in the consumer finance area, and our proven ability to leverage our existing operating infrastructure.

        The provision for credit losses was $23.8 million in the second quarter of 1999, an increase of $1.9 million over the second quarter of 1998. Second quarter 1999 net charge-offs were $21.4 million, 0.41% of average finance receivables, compared to $16.4 million, 0.36%, for the second quarter of 1998. At June 30, 1999, the reserve for credit losses increased to $276.8 million (1.32%), up from $263.7 million (1.33%) at year-end 1998, principally the result of portfolio growth.


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

        Additionally, The Board of Directors of CIT has authorized the repurchase of up to 2 million shares of the Company's common stock to provide for the Company's employee stock option plan, the employee share purchase plan and for other corporate purposes. The stock repurchase program is authorized to take place over the next 12 months from time to time in the open market or in privately negotiated transactions. This program is an extension to the one-year program approved last August. Through June 30, 1999, CIT has purchased 1.6 million of the 2 million shares previously authorized.

        The CIT Group, Inc., is a leading diversified finance organization offering secured commercial and consumer financing primarily in the United States to smaller, middle-market and larger businesses and to individuals through a nationwide distribution network.

              (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA).

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

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
               (Dollars in Millions, except Net Income per Share)

                                                        For the Quarter                For the Six Months
                                                         Ended June 30,                  Ended June 30,
                                                   --------------------------       ---------------------------
                                                      1999             1998           1999            1998
                                                      ----             ----           ----            ----
Finance income                                     $   554.4        $   498.2         $1,095.9       $   970.8
Interest expense                                       280.8            257.8            554.1           502.4
                                                   ---------        ---------        ---------       ---------
  Net finance income                                   273.6            240.4            541.8           468.4

Fees and other income                                   74.8             60.7            139.5           127.1
                                                   ---------        ---------        ---------       ---------
  Operating revenue                                    348.4            301.1            681.3           595.5
                                                   ---------        ---------        ---------       ---------

Salaries and general operating expenses                113.0            104.0            222.0           205.7
Provision for credit losses                             23.8             21.9             45.7            44.4
Depreciation on operating lease equipment               59.2             40.4            115.3            78.7
Minority interest in subsidiary trust holding
 solely debentures of the Company                        4.8              4.8              9.6             9.6
                                                   ---------        ---------        ---------       ---------
  Operating expenses                                   200.8            171.1            392.6           338.4
                                                   ---------        ---------        ---------       ---------

Income before provision for income taxes               147.6            130.0            288.7           257.1
Provision for income taxes                              51.3             46.3            100.5            91.7
                                                   ---------        ---------        ---------       ---------
Net income                                         $    96.3        $    83.7        $   188.2       $   165.4
                                                   =========        =========        =========       =========

Basic net income per share                             $0.60            $0.52            $1.17           $1.02
   Weighted average shares outstanding           160,879,207      162,225,000      161,021,757     162,225,000
Diluted net income per share                           $0.59            $0.51            $1.16           $1.01
   Weighted average shares outstanding           162,119,883      163,655,210      162,267,941     163,579,696

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (Amounts in Millions)

                                                       June 30,   December 31,
                                                        1999          1998
                                                        ----          ----
Assets
Financing and leasing assets
Loans
  Commercial                                          $12,482.2     $11,415.5
  Consumer                                              4,176.4       4,266.9
Lease receivables                                       4,239.0       4,173.6
                                                      ---------     ---------
  Finance receivables                                  20,897.6      19,856.0
Reserve for credit losses                                (276.8)       (263.7)
                                                      ---------     ---------
  Net finance receivables                              20,620.8      19,592.3
Operating lease equipment, net                          3,433.2       2,774.1
Consumer finance receivables held for sale                864.4         987.4
Cash and cash equivalents                                  92.9          73.6
Other assets                                            1,133.0         875.7
                                                      ---------     ---------
 Total assets                                         $26,144.3     $24,303.1
                                                      =========     =========
Liabilities and Stockholders' Equity
Debt
Commercial paper                                      $ 5,674.3     $ 6,144.1
Variable rate senior notes                              5,349.7       4,275.0
Fixed rate senior notes                                 8,611.3       8,032.3
Subordinated fixed rate notes                             200.0         200.0
                                                      ---------     ---------
  Total debt                                           19,835.3      18,651.4
Credit balances of factoring clients                    1,761.6       1,302.1
Accrued liabilities and payables                          675.9         694.3
Deferred federal income taxes                             775.1         703.7
                                                      ---------     ---------
  Total liabilities                                    23,047.9      21,351.5
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust holding
 solely debentures of the Company                         250.0         250.0
Stockholders' equity
Class A common stock, par value $0.01 per share;
   Authorized 700,000,000 shares
   Issued: 163,186,543 shares in 1999 and 163,144,879
      shares in 1998
   Outstanding: 161,712,782 shares in 1999 and              1.7           1.7
       162,176,949 shares in 1998
Paid-in capital                                           957.2         952.5
Retained earnings                                       1,928.5       1,772.8
Treasury stock at cost (1,473,761 shares in 1999 and
    967,930 shares in 1998; Class A)                      (41.0)        (25.4)
                                                      ---------     ---------
Total stockholders' equity                              2,846.4       2,701.6
                                                      ---------     ---------
Total liabilities and stockholders' equity            $26,144.3     $24,303.1
                                                      =========     =========

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                                      For the Quarter          For the Six Months
                                                        Ended June 30,            Ended June 30,
                                                     -----------------        --------------------
                                                     1999         1998         1999         1998
                                                     ----         ----         ----         ----
Selected Data and Ratios
Profitability

Net income per diluted share                        $ 0.59       $ 0.51       $ 1.16       $ 1.01
Return on average stockholders' equity               13.7%        13.2%        13.6%        13.2%
Return on AEA                                        1.66%        1.67%        1.64%        1.69%
Efficiency ratio                                     39.7%        40.6%        39.9%        40.6%

Other
Net interest margin as a percentage of AEA           4.72%        4.79%        4.73%        4.79%
Salaries and general operating expenses as a
  percentage of AMA(1)                               1.74%        1.86%        1.73%        1.88%
Net credit losses as a percentage of average:
  Finance receivables                                0.41%        0.36%        0.41%        0.41%
  Managed assets                                     0.47%        0.39%        0.45%        0.42%
  Commercial finance receivables                     0.23%        0.19%        0.22%        0.23%
  Consumer finance receivables                       1.14%        1.12%        1.16%        1.15%
  Consumer managed assets                            1.03%        0.91%        1.00%        0.91%

Average Balances (in millions)
Average Stockholders' Equity                       $ 2,807.6    $ 2,542.5    $ 2,770.1    $ 2,507.9
Average Finance Receivables                        $20,633.2    $18,234.3    $20,358.8    $17,981.4
Average Earning Assets                             $23,166.2    $20,086.0    $22,905.3    $19,578.9
Average Managed Assets                             $26,019.7    $22,321.1    $25,608.6    $21,857.8


                                                  At June 30,  At December 31,  At June 30,
                                                     1999           1998            1998
                                                     ----           ----            ----
Credit Quality=
60+ days contractual delinquency as a
  percentage of finance receivables
  Commercial                                         1.14%         1.17%            1.43%
  Consumer                                           3.64%         3.89%            3.37%
    Total                                            1.64%         1.75%            1.83%
Total nonperforming assets as a percentage
  of finance receivables (2)                         1.28%         1.40%            1.48%
Reserve for credit losses as a percentage
  of finance receivables                             1.32%         1.33%            1.34%
Ratio of reserve for credit losses to
  trailing twelve-month net credit losses            3.27x         3.35x            3.00x

Capital and Leverage
Total debt to stockholders' equity and
  Company-obligated
 mandatorily redeemable preferred
  securities of subsidiary
 trust holding solely debentures of the Company      6.41x         6.32x            5.89x
Total debt to stockholders' equity (3)               7.06x         7.00x            6.56x

(1) "AMA" means the sum of average earning assets, which are net of credit balances of factoring clients, and the average of consumer finance receivables previously securitized and currently managed by the Company.
(2) Total nonperforming assets reflect both commercial and consumer finance receivables on nonaccrual status and assets received in satisfaction of loans.

(3) Total debt includes, and stockholders' equity excludes, $250.0 million of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

THE CIT GROUP, INC. AND SUBSIDIARIES

                              (Amounts in Millions)

MANAGED ASSETS BY SEGMENT & STRATEGIC BUSINESS UNIT


                                                 At June 30,    At December 31,     At June 30,
                                                    1999             1998              1998
                                                    ----             ----              ----
Equipment Financing:
  Finance receivables                            $ 8,787.4         $ 8,497.6         $ 7,649.2
  Operating lease equipment, net                     822.0             765.1             641.0
                                                 ---------         ---------         ---------
    Total                                          9,609.4           9,262.7           8,290.2
                                                 ---------         ---------         ---------
Capital Finance:
  Finance receivables                              1,632.3           1,655.4           1,679.4
  Operating lease equipment, net                   2,589.6           1,982.0           1,476.1
                                                 ---------         ---------         ---------
                                                   4,221.9           3,637.4           3,155.5
  Liquidating portfolio*                             339.1             466.9             568.9
                                                 ---------         ---------         ---------
    Total                                          4,561.0           4,104.3           3,724.4
                                                 ---------         ---------         ---------
  Total Equipment Financing & Leasing             14,170.4          13,367.0          12,014.6
                                                 ---------         ---------         ---------
Commercial Services                                3,215.0           2,481.8           2,295.3
Business Credit                                    1,674.1           1,477.9           1,448.1
Credit Finance                                     1,094.9           1,036.5             965.9
                                                 ---------         ---------         ---------
  Total Commercial Finance                         5,984.0           4,996.2           4,709.3
                                                 ---------         ---------         ---------
  Total Commercial Segments                       20,154.4          18,363.2          16,723.9
                                                 ---------         ---------         ---------
Other - Equity Investments                            91.7              81.9              75.5
                                                 ---------         ---------         ---------
Consumer Finance                                   2,432.4           2,244.4           2,397.3
Sales Financing                                    2,608.4           3,009.9           2,277.2
                                                 ---------         ---------         ---------
  Total Consumer Segment                           5,040.8           5,254.3           4,674.5
                                                 ---------         ---------         ---------
  Total Financing and Leasing Assets              25,286.9          23,699.4          21,473.9
                                                 ---------         ---------         ---------
Finance receivables previously securitized:
  Consumer Finance                                   502.1             607.6             374.6
  Sales Financing                                  2,606.5           1,909.3           2,071.4
                                                 ---------         ---------         ---------
     Total                                         3,108.6           2,516.9           2,446.0
                                                 ---------         ---------         ---------
   Total Managed Assets - Consumer Segment         8,149.4           7,771.2           7,120.5
                                                 ---------         ---------         ---------
    Total Managed Assets                         $28,395.5         $26,216.3         $23,919.9
                                                 =========         =========         =========
Sales Financing managed assets by product line:
Recreation vehicles                              $ 1,935.9         $ 1,884.6         $ 1,710.5
Manufactured housing                               1,910.2           1,695.9           1,487.6
Recreational boat                                  1,109.7           1,038.6             966.5
Wholesale inventory financing                        259.1             300.1             184.0
                                                 ---------         ---------         ---------
                                                 $ 5,214.9         $ 4,919.2         $ 4,348.6
                                                 =========         =========         =========

*   Consists primarily of oceangoing maritime and project finance.


FEES AND OTHER INCOME                                Three Months Ended             Six Months Ended
                                                           June 30,                     June 30,
                                                     ------------------           -------------------
                                                     1999         1998             1999         1998
                                                     ----         ----             ----         ----
  Factoring commissions                              $29.0        $22.6           $ 53.0       $ 45.6
  Fees and other income                               20.4         22.1             51.3         44.2
  Gains on sales of leasing equipment                 20.7          8.9             29.9         23.7
  Gains on securitizations                             4.7          5.2              5.3          5.2
  Gains on sales of venture capital investments         --          1.9               --          8.4
                                                     -----        -----           ------       ------
                                                     $74.8        $60.7           $139.5       $127.1
                                                     =====        =====           ======       ======

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